Exhibit 99.1

News Release

For Immediate Release	Contact: Steven E. Wilson
October 25, 2012	Chief Financial Officer
(800) 445-1347 ext. 8704

United Bankshares, Inc. Announces Earnings

for the Third Quarter and First Nine Months of 2012

WASHINGTON, D.C. and CHARLESTON, WV—United Bankshares, Inc. (NASDAQ: UBSI), today reported earnings for the third quarter and the first nine months of 2012. Earnings for the third quarter of 2012 were $19.3 million or $0.38 per diluted share while earnings for the first nine months of 2012 were $61.4 million or $1.22 per diluted share. Earnings for the third quarter of 2011 were $20.0 million or $0.40 per diluted share while earnings for the first nine months of 2011 were $55.4 million or $1.21 per diluted share.

The results for the third quarter and first nine months of 2012 included an accrual of $3.3 million with respect to a settlement of claims asserted in class actions against United Bank, Inc. of West Virginia. For further details regarding this settlement, please refer to Item 8.01 of the Form 8-K filed with the Securities Exchange Commission on this date. Also included in the results for the third quarter and first nine months of 2012 were noncash, before-tax, other-than-temporary impairment charges of $2.3 million and $5.4 million, respectively, on certain investment securities.

The results for the third quarter and first nine months of 2011 included before-tax, other-than-temporary impairment charges of $7.9 million and $14.1 million, respectively, on certain investment securities. In addition, United completed its acquisition of Centra Financial Holdings, Inc. (Centra) during the third quarter of 2011. As a result, comparisons for the first nine months of 2012 to the same time period in 2011 are impacted by increased levels of average balances, income, and expense due to the acquisition. At consummation, Centra had assets of approximately $1.3 billion, loans of $1.0 billion, deposits of $1.1 billion and shareholders’ equity of $131 million.

Third quarter of 2012 results produced a return on average assets of 0.92% and a return on average equity of 7.76%, respectively. For the first nine months of 2012, United’s return on average assets was 0.97% while the return on average equity was 8.32%. United’s annualized returns on average assets and average equity were 0.95% and 8.26%, respectively, for the third quarter of 2011 while the returns on average assets and average equity was 0.98% and 8.62%, respectively, for the first nine months of 2011.

United’s asset quality continues to outperform its peers. United’s percentage of nonperforming loans to loans, net of unearned income of 1.53% at September 30, 2012 compares favorably to the most recently reported percentage of 2.93% at June 30, 2012 for United’s Federal Reserve peer group. At September 30, 2012, nonperforming loans were $98.4 million, up from nonperforming loans of $79.7 million or 1.28% of loans, net of unearned income, at December 31, 2011. During the third quarter of 2012, loans totaling $20.5 million to two commercial customers were placed on nonaccrual status. The loss potential on these loans has been

United Bankshares, Inc. Announces…

October 25, 2012

Page Two

properly evaluated and allocated within the company’s allowance for loan losses. As of September 30, 2012, the allowance for loan losses was $73.7 million or 1.15% of loans, net of unearned income, which was comparable to $73.9 million or 1.18% of loans, net of unearned income, at December 31, 2011. Total nonperforming assets of $148.5 million, including OREO of $50.0 million at September 30, 2012, represented 1.77% of total assets which also compares favorably to the most recently reported percentage of 2.33% at June 30, 2012 for United’s Federal Reserve peer group.

United continues to be well-capitalized based upon regulatory guidelines. United’s estimated risk-based capital ratio is 13.8% at September 30, 2012 while its Tier I capital and leverage ratios are 12.6% and 10.7%, respectively. The regulatory requirements for a well-capitalized financial institution are a risk-based capital ratio of 10%, a Tier I capital ratio of 6% and a leverage ratio of 5%.

Tax-equivalent net interest income for the third quarter of 2012 was $71.6 million, a decrease of $951 thousand or 1% from the third quarter of 2011 due mainly to a decrease in the average yield on earning assets. The third quarter of 2012 average yield on earning assets decreased 13 basis points from the third quarter of 2011. In addition, average earning assets decreased $90.5 million or 1% from the third quarter of 2011 as average short-term investments and average investment securities declined $199.5 million and $87.9 million, respectively. Average net loans did increase $197.0 million or 3% for the third quarter of 2012 from the third quarter of 2011 partially offsetting the decreases in average short-term investments and investment securities. Partially offsetting the decreases to tax-equivalent net interest income for the third quarter of 2012 was a decline of 14 basis points in the average cost of funds as compared to the third quarter of 2011. The net interest margin for the third quarter of 2012 was 3.87%, which equaled the net interest margin for the third quarter of 2011.

Tax-equivalent net interest income for the first nine months of 2012 was $212.8 million, an increase of $19.2 million or 10% from the first nine months of 2011. This increase in tax-equivalent net interest income was primarily attributable to an increase in average earning assets from the Centra acquisition. Average earning assets increased $787.6 million or 12% from the first nine months of 2011. Average net loans increased $731.7 million or 13% for the first nine months of 2012. In addition, the average cost of funds declined 23 basis points from the first nine months of 2011. Partially offsetting the increases to tax-equivalent net interest income for the first nine months of 2012 was a decline of 27 basis points in the average yield on earning assets as compared to the first nine months of 2011. The net interest margin for the first nine months of 2012 was 3.80%, which was a decrease of 7 basis points from a net interest margin of 3.87% for the first nine months of 2011.

On a linked-quarter basis, United’s tax-equivalent net interest income for the third quarter of 2012 increased $951 thousand or 1% from the second quarter of 2012 due mainly to increases in average net loans and the average yield on earning assets. Average net loans increased $137.2 million or 2%. The third quarter of 2012 average yield on earning assets increased 7 basis points while the average cost of funds decreased 3 basis points from the second quarter of 2012. Overall, average earning assets decreased $165.5 million or 2% during the quarter as average short-term investments and average investment securities decreased $292.1 million and $10.6 million, respectively. The net interest margin of 3.87% for the third quarter of 2012 was an increase of 11 basis points from the net interest margin of 3.76% for the second quarter of 2012.

United Bankshares, Inc. Announces…

October 25, 2012

Page Three

For the quarters ended September 30, 2012 and 2011, the provision for loan losses was $4.3 million and $3.6 million, respectively, while the provision for the first nine months of 2012 was $11.9 million as compared to $12.9 million for the first nine months of 2011. Net charge-offs were $4.0 million and $3.3 million for the third quarter of 2012 and 2011, respectively, as compared to $12.0 million and $12.4 million for the first nine months of 2012 and 2011. Annualized net charge-offs as a percentage of average loans were 0.25% and 0.26% for the third quarter and first nine months of 2012, respectively. United’s most recently reported Federal Reserve peer group’s net charge-offs to average loans percentage was 0.65% for the second quarter of 2012.

Noninterest income for the third quarter of 2012 was $16.6 million, which was an increase of $5.7 million from the third quarter of 2011. Included in noninterest income for the third quarter of 2012 were noncash, before-tax, other-than-temporary impairment charges of $2.3 million on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $7.9 million on certain investment securities for the third quarter of 2011. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the third quarter of 2012 would have increased $367 thousand or 2% from the third quarter of 2011. This increase for the third quarter of 2012 was due primarily to increases of $890 thousand in income from trust and brokerage services due to increases in volume and the value of assets under management and $614 thousand in mortgage banking income due to increased production and sales of mortgage loans in the secondary market.

Noninterest income for the first nine months of 2012 was $49.5 million, which was an increase of $10.6 million from the first nine months of 2011. Included in noninterest income for the first nine months of 2012 were noncash, before-tax, other-than-temporary impairment charges of $5.4 million on certain investment securities as compared to noncash, before-tax other-than-temporary impairment charges of $14.1 million on certain investment securities for the first nine months of 2011. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income for the first nine months of 2012 would have increased $3.3 million or 6% from the first nine months of 2011. This increase for the first nine months of 2012 was due primarily to increases of $2.1 million in income from trust and brokerage services due to increases in volume and the value of assets under management, $792 thousand in fees from deposit services due to an increase in check card income and $1.1 million in mortgage banking income due to increased production and sales of mortgage loans in the secondary market.

On a linked-quarter basis, noninterest income for the third quarter of 2012 was flat from the second quarter of 2012, increasing $47 thousand. Included in the results for the third quarter of 2012 and second quarter of 2012 were noncash, before-tax, other-than-temporary impairment charges of $2.3 million and $1.7 million, respectively. Excluding the results of the noncash, other-than-temporary impairment charges as well as net gains and losses from sales and calls of investment securities, noninterest income would have increased $692 thousand or 4% on a linked-quarter basis due primarily to increases of $336 thousand in mortgage banking income due to increased sales of mortgage loans in the secondary market and $157 thousand in income from trust and brokerage services due to increases in volume and the value of assets under management.

United Bankshares, Inc. Announces…

October 25, 2012

Page Four

Noninterest expense for the third quarter of 2012 was $53.9 million, an increase of $5.0 million or 10% from the third quarter of 2011 due mainly to the previously mentioned accrual of $3.3 million for the litigation settlement amount related to overdraft claims against United. In addition, employee benefits increased $910 thousand due to higher pension costs and data processing expense increased $734 thousand due to a conversion to a new servicer.

Noninterest expense for the first nine months of 2012 was $155.4 million, an increase of $21.4 million or 16% from the first nine months of 2011 due partially to the previously mentioned litigation settlement accrual. In addition, employee compensation increased $6.3 million due to additional employees from the Centra merger and employee benefits increased $3.4 million due mainly to an increase in pension costs. The remainder of the increase in noninterest expense from the first nine months of 2011 was due mainly to the additional offices and equipment from the Centra merger.

On a linked-quarter basis, noninterest expense for the third quarter of 2012 increased $2.6 million or 5% from the second quarter of 2012. This increase was due primarily to the litigation settlement accrual as well as an increase of $1.0 million in data processing expense related to the overlap of data processors and the conversion to a new servicer.

During the third quarter of 2012, United’s Board of Directors declared a cash dividend of $0.31 per share. United has increased its dividend to shareholders for 38 consecutive years. The annualized 2012 dividend of $1.24 equates to a yield of approximately 5% based on recent UBSI market prices.

United has consolidated assets of approximately $8.4 billion with 123 full service offices in West Virginia, Virginia, Maryland, Ohio, Pennsylvania and Washington, D.C. United Bankshares stock is traded on the NASDAQ Global Select Market under the quotation symbol “UBSI”.

Cautionary Statements

The Company is required under generally accepted accounting principles to evaluate subsequent events through the filing of its September 30, 2012 consolidated financial statements on Form 10-Q. As a result, the Company will continue to evaluate the impact of any subsequent events on critical accounting assumptions and estimates made as of September 30, 2012 and will adjust amounts preliminarily reported, if necessary.

Forward-Looking Statements

This press release contains certain forward-looking statements, including certain plans, expectations, goals and projections, which are subject to numerous assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature and extent of governmental actions and reforms; and rapidly changing technology and evolving banking industry standards.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In Thousands Except for Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30 2012	September 30 2011	September 30 2012	September 30 2011
EARNINGS SUMMARY:
Interest income, taxable equivalent (non-GAAP)	$82,888	$86,466	$249,010	$235,848
Interest expense	11,322	13,949	36,194	42,257
Net interest income, taxable equivalent (non-GAAP)	71,566	72,517	212,816	193,591
Taxable equivalent adjustment	1,552	1,765	4,781	4,855
Net interest income (GAAP)	70,014	70,752	208,035	188,736
Provision for loan losses	4,346	3,637	11,915	12,873
Noninterest income	16,634	10,978	49,547	38,963
Noninterest expenses	53,869	48,873	155,383	134,019
Income taxes	9,099	9,204	28,891	25,454
Net income	$19,334	$20,016	$61,393	$55,353

PER COMMON SHARE:
Net income:
Basic	$0.38	$0.40	$1.22	$1.21
Diluted	0.38	0.40	1.22	1.21
Cash dividends	$0.31	$0.30	0.93	0.90
Book value			19.66	19.38
Closing market price			$24.91	$20.09
Common shares outstanding:
Actual at period end, net of treasury shares			50,275,998	50,205,691
Weighted average-basic	50,276,074	49,628,087	50,262,089	45,656,304
Weighted average-diluted	50,295,162	49,636,382	50,298,998	45,692,106

FINANCIAL RATIOS:
Return on average assets	0.92%	0.95%	0.97%	0.98%
Return on average shareholders’ equity	7.76%	8.26%	8.32%	8.62%
Average equity to average assets	11.92%	11.47%	11.72%	11.39%
Net interest margin	3.87%	3.87%	3.80%	3.87%

	September 30 2012	September 30 2011	December 31 2011	June 30 2012
PERIOD END BALANCES:
Assets	$8,381,378	$8,577,886	$8,451,470	$8,457,009
Earning assets	7,426,785	7,601,292	7,492,400	7,482,684
Loans, net of unearned income	6,422,613	6,253,295	6,230,777	6,308,983
Loans held for sale	12,905	7,378	3,902	9,279
Investment securities	766,713	871,898	824,219	722,854
Total deposits	6,753,924	6,927,975	6,819,010	6,860,441
Shareholders’ equity	988,429	972,753	968,844	981,181

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Statements of Income

	Three Months Ended				Year to Date
	September 2012	September 2011	June 2012	March 2012	September 2012	September 2011

Interest & Loan Fees Income (GAAP)	$81,336	$84,701	$81,105	$81,788	$244,229	$230,993
Tax equivalent adjustment	1,552	1,765	1,560	1,669	4,781	4,855

Interest & Fees Income (FTE) (non-GAAP)	82,888	86,466	82,665	83,457	249,010	235,848
Interest Expense	11,322	13,949	12,050	12,822	36,194	42,257

Net Interest Income (FTE) (non-GAAP)	71,566	72,517	70,615	70,635	212,816	193,591

Provision for Loan Losses	4,346	3,637	3,436	4,133	11,915	12,873

Non-Interest Income:
Fees from trust & brokerage services	4,170	3,280	4,013	3,984	12,167	10,027
Fees from deposit services	10,521	10,462	10,393	10,312	31,226	30,434
Bankcard fees and merchant discounts	866	1,237	738	647	2,251	2,475
Other charges, commissions, and fees	513	455	600	577	1,690	1,290
Income from bank owned life insurance	1,247	1,544	1,255	1,289	3,791	3,947
Mortgage banking income	819	205	483	318	1,620	570
Other non-interest revenue	686	1,272	648	658	1,992	2,722
Net other-than-temporary impairment losses	(2,255)	(7,922)	(1,742)	(1,377)	(5,374)	(14,128)
Net gains on sales/calls of investment securities	67	445	199	(82)	184	1,626

Total Non-Interest Income	16,634	10,978	16,587	16,326	49,547	38,963

Non-Interest Expense:
Employee compensation	17,258	16,970	17,965	17,907	53,130	46,855
Employee benefits	5,271	4,361	5,823	5,192	16,286	12,870
Net occupancy	5,060	5,051	5,321	5,042	15,423	13,578
Data processing	3,675	2,941	2,639	3,209	9,523	8,618
Amortization of intangibles	697	860	724	762	2,183	1,597
OREO expense	2,160	2,129	2,160	2,328	6,648	5,129
FDIC expense	1,489	2,308	1,495	1,555	4,539	6,972
Other expenses	18,259	14,253	15,125	14,267	47,651	38,400

Total Non-Interest Expense	53,869	48,873	51,252	50,262	155,383	134,019

Income Before Income Taxes (FTE) (non-GAAP)	29,985	30,985	32,514	32,566	95,065	85,662

Tax equivalent adjustment	1,552	1,765	1,560	1,669	4,781	4,855

Income Before Income Taxes (GAAP)	28,433	29,220	30,954	30,897	90,284	80,807

Taxes	9,099	9,204	9,905	9,887	28,891	25,454

Net Income	$19,334	$20,016	$21,049	$21,010	$61,393	$55,353

MEMO: Effective Tax Rate	32.00%	31.50%	32.00%	32.00%	32.00%	31.50%

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

Consolidated Balance Sheets

	September 30 2012 Q-T-D Average	September 30 2011 Q-T-D Average	September 30 2012	December 31 2011	September 30 2011
Cash & Cash Equivalents	$475,549	$652,478	$436,328	$636,003	$668,524

Securities Available for Sale	629,531	699,449	650,145	696,518	738,226
Held to Maturity Securities	52,998	62,572	52,929	59,289	62,114
Other Investment Securities	63,725	72,172	63,639	68,412	71,558

Total Securities	746,254	834,193	766,713	824,219	871,898

Total Cash and Securities	1,221,803	1,486,671	1,203,041	1,460,222	1,540,422

Loans held for sale	10,295	3,859	12,905	3,902	7,378

Commercial Loans	4,548,687	4,275,255	4,628,401	4,378,345	4,370,792
Mortgage Loans	1,508,239	1,563,506	1,502,227	1,556,905	1,553,378
Consumer Loans	306,357	333,342	297,702	299,030	334,391

Gross Loans	6,363,283	6,172,103	6,428,330	6,234,280	6,258,561

Unearned income	(5,711)	(4,988)	(5,717)	(3,503)	(5,266)

Loans, net of unearned income	6,357,572	6,167,115	6,422,613	6,230,777	6,253,295

Allowance for Loan Losses	(73,398)	(73,504)	(73,748)	(73,874)	(73,509)

Goodwill	371,778	361,995	375,583	375,626	376,912
Other Intangibles	11,213	1,762	10,776	12,950	11,787

Total Intangibles	382,991	363,757	386,359	388,576	388,699

Real Estate Owned	48,321	51,430	50,040	51,760	52,657
Other Assets	368,515	383,244	380,168	390,107	408,944

Total Assets	$8,316,099	$8,382,572	$8,381,378	$8,451,470	$8,577,886

MEMO: Earning Assets	$7,369,900	$7,460,381	$7,426,785	$7,492,400	$7,601,292

Interest-bearing Deposits	$4,959,606	$5,217,555	$4,946,725	$5,199,848	$5,314,303
Noninterest-bearing Deposits	1,754,351	1,557,654	1,807,199	1,619,162	1,613,672

Total Deposits	6,713,957	6,775,209	6,753,924	6,819,010	6,927,975

Short-term Borrowings	280,319	248,829	288,482	254,766	260,320
Long-term Borrowings	287,661	354,482	285,000	345,366	355,433

Total Borrowings	567,980	603,311	573,482	600,132	615,753

Other Liabilities	42,513	42,340	65,543	63,484	61,405

Total Liabilities	7,324,450	7,420,860	7,392,949	7,482,626	7,605,133

Preferred Equity	—	—	—	—	—
Common Equity	991,649	961,712	988,429	968,844	972,753

Total Shareholders’ Equity	991,649	961,712	988,429	968,844	972,753

Total Liabilities & Equity	$8,316,099	$8,382,572	$8,381,378	$8,451,470	$8,577,886

MEMO: Interest-bearing Liabilities	$5,527,586	$5,820,866	$5,520,207	$5,799,980	$5,930,056

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
	September 2012	September 2011	June 2012	March 2012	September 2012	September 2011
Quarterly/Year-to-Date Share Data:

Earnings Per Share:
Basic	$0.38	$0.40	$0.42	$0.42	$1.22	$1.21
Diluted	$0.38	$0.40	$0.42	$0.42	$1.22	$1.21

Common Dividend Declared Per Share:	$0.31	$0.30	$0.31	$0.31	$0.93	$0.90

High Common Stock Price	$26.40	$25.21	$29.45	$30.91	$30.91	$30.84
Low Common Stock Price	$22.54	$18.78	$23.87	$27.36	$22.54	$18.78

Average Shares Outstanding (Net of Treasury Stock):
Basic	50,276,074	49,628,087	50,274,665	50,235,374	50,262,089	45,656,304
Diluted	50,295,162	49,636,382	50,308,228	50,300,538	50,298,998	45,692,106

Memorandum Items:

Tax Applicable to Security Sales/Calls	$23	$156	$70	$(29)	$64	$569

Common Dividends	$15,589	$15,062	$15,605	$15,570	$46,764	$41,256

Dividend Payout Ratio	80.63%	75.25%	74.14%	74.11%	76.17%	74.53%

	September 2012	September 2011	June 2012	March 2012
EOP Share Data:

Book Value Per Share	$19.66	$19.38	$19.52	$19.42
Tangible Book Value Per Share (1)	$11.98	$11.63	$11.82	$11.71

52-week High Common Stock Price	$30.91	$30.84	$30.91	$30.91
Date	03/19/12	01/19/11	03/19/12	03/19/12
52-week Low Common Stock Price	$19.06	$18.78	$18.78	$18.78
Date	10/04/11	09/22/11	09/22/11	09/22/11

EOP Shares Outstanding (Net of Treasury Stock):	50,275,998	50,205,691	50,275,869	50,274,104

Memorandum Items:

EOP Employees (full-time equivalent)	1,597	1,632	1,626	1,637

Note:
(1) Tangible Book Value Per Share:
Total Shareholders’ Equity (GAAP)	$988,429	$972,753	$981,181	$976,303
Less: Total Intangibles	(386,359)	(388,699)	(387,056)	(387,766)

Tangible Equity (non-GAAP)	$602,070	$584,054	$594,125	$588,517
÷ EOP Shares Outstanding (Net of Treasury Stock)	50,275,998	50,205,691	50,275,869	50,274,104
Tangible Book Value Per Share (non-GAAP)	$11.98	$11.63	$11.82	$11.71

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	Three Months Ended				Year to Date
	September 2012	September 2011	June 2012	March 2012	September 2012	September 2011

Selected Yields and Net Interest Margin:

Loans	4.85%	5.14%	5.01%	5.02%	4.96%	5.18%
Investment Securities	3.28%	3.48%	2.91%	3.08%	3.09%	3.79%
Money Market Investments/FFS	0.18%	0.27%	0.27%	0.26%	0.24%	0.31%
Average Earning Assets Yield	4.48%	4.61%	4.41%	4.47%	4.45%	4.72%
Interest-bearing Deposits	0.63%	0.74%	0.65%	0.67%	0.65%	0.87%
Short-term Borrowings	0.08%	0.08%	0.10%	0.09%	0.09%	0.06%
Long-term Borrowings	4.73%	4.73%	4.78%	4.83%	4.78%	4.77%
Average Liability Costs	0.81%	0.95%	0.84%	0.89%	0.85%	1.08%
Net Interest Spread	3.67%	3.66%	3.57%	3.58%	3.60%	3.64%
Net Interest Margin	3.87%	3.87%	3.76%	3.78%	3.80%	3.87%

Selected Financial Ratios:

Return on Average Common Equity	7.76%	8.26%	8.58%	8.63%	8.32%	8.62%
Return on Average Assets	0.92%	0.95%	1.00%	1.00%	0.97%	0.98%
Efficiency Ratio	56.44%	50.44%	54.50%	53.35%	54.77%	51.94%

	September 2012	September 2011	June 2012	March 2012
Loan / Deposit Ratio	95.09%	90.26%	91.96%	90.01%
Allowance for Loan Losses/ Loans, Net of Unearned Income	1.15%	1.18%	1.16%	1.19%
Allowance for Credit Losses (1)/ Loans, Net of Unearned Income	1.18%	1.21%	1.20%	1.22%
Nonaccrual Loans / Loans, Net of Unearned Income	1.27%	0.86%	1.00%	1.00%
90-Day Past Due Loans/ Loans, Net of Unearned Income	0.19%	0.26%	0.16%	0.16%
Non-performing Loans/ Loans, Net of Unearned Income	1.53%	1.18%	1.23%	1.23%
Non-performing Assets/ Total Assets	1.77%	1.47%	1.49%	1.48%
Primary Capital Ratio	12.58%	12.11%	12.38%	12.23%
Shareholders’ Equity Ratio	11.79%	11.34%	11.60%	11.45%
Price / Book Ratio	1.27x	1.04x	1.33x	1.49x
Price / Earnings Ratio	16.20x	12.45x	15.46x	17.27x

Note: (1) Includes allowances for loan losses and lending-related commitments.

UNITED BANKSHARES, INC. AND SUBSIDIARIES

Washington, D.C. and Charleston, WV

Stock Symbol: UBSI

(In Thousands Except for Per Share Data)

	September 2012	September 2011	December 2011	June 2012	March 2012
Asset Quality Data:

EOP Non-Accrual Loans	$81,861	$53,759	$59,892	$63,279	$62,037
EOP 90-Day Past Due Loans	12,475	16,340	16,179	10,029	9,816
EOP Restructured Loans	4,091	3,624	3,592	4,255	4,335

Total EOP Non-performing Loans	$98,427	$73,723	$79,663	$77,563	$76,188

EOP Other Real Estate Owned	50,040	52,657	51,760	48,608	49,864

Total EOP Non-performing Assets	$148,467	$126,380	$131,423	$126,171	$126,052

	Three Months Ended				Year to Date
	September 2012	September 2011	June 2012	March 2012	September 2012	September 2011
Allowance for Credit Losses: (1)
Beginning Balance	$75,525	$75,181	$75,747	$75,727	$75,727	$75,039
Provision for Credit Losses (3)	4,022	3,573	3,813	4,015	11,850	12,852

	79,547	78,754	79,560	79,742	87,577	87,891
Gross Charge-offs	(4,453)	(4,867)	(5,188)	(4,734)	(14,375)	(15,207)
Recoveries	442	1,607	1,153	739	2,334	2,810

Net Charge-offs	(4,011)	(3,260)	(4,035)	(3,995)	(12,041)	(12,397)

Ending Balance	$75,536	$75,494	$75,525	$75,747	$75,536	$75,494

Notes:

(1)	Includes allowances for loan losses and lending-related commitments.
(2)	Restructured loans with an aggregate balance of $1,277, $1,549, $1,528, $1,427 and $2,283 at September 30, 2012, September 30, 2011, December 31, 2011, June 30, 2012 and March 31, 2012, respectively, were on nonaccrual status, but are not included in the “EOP Non-Accrual Loans.”
(3)	Includes the Provision for Loan Losses and a provision for lending-related commitments included in Other Expenses.